UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 18, 2017
Cavco Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	56-2405642
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1001 North Central Avenue, Suite 800 Phoenix, Arizona 85004
(Address of principal executive offices, including zip code)
Registrant's telephone number, including area code: (602) 256-6263
Not applicable
(Former name or former address if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders

On July 18, 2017, Cavco Industries, Inc. (the "Company") held its 2017 Annual Meeting of Stockholders (the "Annual Meeting"). At the Annual Meeting there were 8,420,818 shares of the Company's stock represented to vote either in person or by proxy, or approximately 93.40% of the outstanding shares of the Company, which represented a quorum. The final voting results for each of the proposals submitted to a vote of stockholders at the Annual Meeting are set forth below.

Proposal Number 1:   Vote to elect the nominees listed below as directors:

Name	Votes For	Votes Withheld	Broker Non-Votes
William C. Boor	7,887,996	328,696	204,126
Joseph H. Stegmayer	5,906,996	2,309,696	204,126
Proposal Number 2:  Vote to ratify the appointment of RSM US LLP as independent registered public accounting firm for fiscal year 2018:

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,417,665	2,342	811	—
Proposal Number 3:  Advisory vote on executive compensation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,039,177	175,170	2,345	204,126
Proposal Number 4: Advisory vote on the frequency of voting on executive compensation:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
6,600,213	863	1,614,746	870	204,126

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAVCO INDUSTRIES, INC.
By:	/s/ James P. Glew
James P. Glew
General Counsel and Secretary

Date:	July 18, 2017